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                                                                      Exhibit 16


                                                               December 17, 1996

Securities and Exchnage Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 8 (Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the Annual Report on Form 10-KSB for Peoples Financial Corporation for the fiscal year ended September 30, 1996.


                                                     Yours truly,


                                                     Hall, Kistler & Company LLP